EXHIBIT 99.1
GoPro Announces Second Quarter Results
Revenue of $105 million
Subscription and Service Revenue of $29 million
New MISSION 1 Series of Cameras Available On-line and Through Retailers Globally
GoPro Subscription Hits Record 69% Attach Rate

SAN MATEO, Calif., August 10, 2026 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its second quarter ended June 30, 2026, and posted management commentary in the investor relations section of its website at https://investor.gopro.com.
"In Q2, we expanded the performance and creative potential of our camera lineup with the launch of the MISSION 1 Series of cameras and continued to advance our strategic review process to maximize shareholder value. I’m excited about our new and upcoming products as they further establish GoPro as one of the world’s most exciting digital imaging companies and brands," said Nicholas Woodman, GoPro's founder and CEO.
Q2 2026 Financial Results
•Revenue was $105 million, down 31% year-over-year.
•Sell-through was approximately 291,000 camera units, down 38% year-over-year.
•Subscription and service revenue increased 11% year-over-year to $29 million, or 28% of revenue, compared to 17% of Q2 2025 revenue. Q2 2026 subscription and service revenue included $2 million generated from GoPro’s AI content licensing program.
•Subscriber attach rate was a record at 69%, compared to 54% the prior year quarter.
•Subscription ARPU increased 9% year-over-year and 5% sequentially.
•Revenue from the retail channel was $58 million, or 56% of total revenue and down 48% year-over-year. GoPro.com revenue, including subscription and service revenue, was $47 million, or 44% of total revenue and up 13% year-over-year.
•GAAP gross margin was 30.2% compared to 35.8% in the prior year quarter and included a $19 million benefit from tariff refunds, partially offset by a $15 million charge related to certain component purchase commitments. Non-GAAP gross margin was 30.4% compared to 36.0% in the prior year quarter.
•GAAP net loss was $51 million, or a $(0.30) loss per share, compared to a net loss of $16 million or a $(0.10) loss per share, in the prior year quarter. Non-GAAP net loss was $36 million, or a $(0.21) loss per share, compared to a net loss of $12 million or a $(0.08) loss per share, in the prior year quarter. GAAP and non-GAAP net loss for Q2 2026 included a $19 million benefit from tariff refunds, partially offset by a $15 million charge related to certain component purchase commitments.
•Adjusted EBITDA was negative $29 million compared to negative $6 million in the prior year quarter.

Recent Business Highlights
•In May, GoPro's Board of Directors authorized a process to evaluate a potential sale of the company and other strategic alternatives, aimed at maximizing shareholder value.
•In May, GoPro began shipping its new MISSION 1 PRO and MISSION 1 compact cinema cameras, available on GoPro.com and through retail partners globally, including Best Buy and Walmart, and specialized imaging retailers B&H and Adorama. The MISSION 1 Series has earned recognition across the industry, including editor’s choice awards and recommendations from press.
•GoPro’s tech-enabled motorcycle helmet initiative, jointly developed with AGV, the leading Italian helmet brand, remains on track. The helmet recently achieved ECE 22.06 safety standard compliance, one of the industry’s most advanced and comprehensive street-riding helmet safety standards.

Results Summary:

($ in thousands, except per share amounts)	Three months ended June 30,
	2026	2025	% Change
Revenue
Hardware revenue	$75,953	$126,428	(39.9)%
Subscription and services revenue	28,981	26,215	10.6%
Total revenue	$104,934	$152,643	(31.3)%
Gross margin
GAAP	30.2%	35.8%	(560) bps
Non-GAAP	30.4%	36.0%	(560) bps
Operating loss
GAAP	$(38,982)	$(14,007)	178.3%
Non-GAAP	$(32,601)	$(8,480)	284.4%
Net loss
GAAP	$(51,005)	$(16,422)	210.6%
Non-GAAP	$(35,794)	$(11,957)	199.4%
Diluted net loss per share
GAAP	$(0.30)	$(0.10)	200.0%
Non-GAAP	$(0.21)	$(0.08)	162.5%
Adjusted EBITDA	$(29,497)	$(5,690)	418.4%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial +1 833-461-5787 (US) or +1 585-542-9983 (International) and enter access code 529 017 833, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. An archived audio webcast will be accessible for at least 90 days on GoPro’s website, https://investor.gopro.com.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
Connect with GoPro on Instagram, YouTube, TikTok, Facebook, X, LinkedIn, and GoPro's blog, The Current. Members of the press can access official logos and imagery on our press portal. For more information, visit GoPro.com.
GoPro, HERO, MAX, MISSION and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, gains or losses on insurance proceeds, gains or losses on extinguishment of debt, gains or losses on the revaluation of warrants, gains or losses related to derivative liabilities, gains on the sale and/or license of intellectual property, non-cash interest expense, goodwill impairment charges, and the tax impact of these items. When planning, forecasting, and analyzing gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. A reconciliation of preliminary GAAP to non-GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will,” "may," “plan” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations regarding revenue, profitability, improved gross margin, and reduced operating expenses; cash flow improvement and inventory reduction; the launch and market positioning of the MISSION 1 Series cameras in the high-end digital imaging market; our evaluation of strategic alternatives and the timing of completing any strategic alternatives, including a potential sale or merger of the Company; subscription and service revenue and subscriber retention and; partnerships and brand collaborations. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve or sustain revenue growth or profitability in the future; substantial doubt about our ability to continue as a going concern; dilution of our common stock; our ability to maintain compliance with Nasdaq listing requirements; plans to drive profitability, including our restructuring plans and the improved efficiencies in our operations that such plans may create; our ability to achieve profitability if there are delays in our product launches, increases in component costs, or shortages of key components, including due to our ability to retain or identify alternative suppliers in a timely fashion; the impact of negative macroeconomic factors including fluctuating interest rates, inflation, currency exchange rates, market volatility, and economic downturns or uncertainty in our key U.S. and international markets that may adversely affect consumer discretionary spending and demand for our products; changes to trade agreements, trade policies, increased tariffs, and import/export regulations which may negatively affect our business, supply chain expenses, and gross margins; the fact that our goal to grow revenue and be profitable relies upon our ability to manage expenses and grow sales from our direct-to-consumer business, our retail partners, and distributors; our ability to acquire and retain subscribers, and the risk that subscriber count may continue to decline; our reliance on third-party suppliers, some of which are sole-source suppliers, and contract manufacturers for our products, some of which may be impacted due to supply shortages, long lead times, or other service disruptions, including unprecedented increases and volatility in memory component costs, that may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East, Ukraine, or China-Taiwan relations; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering; the fact that our profitability depends in part on further penetrating our total addressable market, including through new products such as the MISSION 1 Series and potential expansion into defense and aerospace markets, and we may not be successful in doing so; the risk we are unable to reduce our operating expenses or that continued reductions in research and development and marketing spending may constrain our product roadmap, ability to innovate, and ability to generate sufficient consumer demand; the fact that we rely on sales of our cameras, mounts, and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing, and marketing; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage, and retain qualified personnel, particularly given reductions in our workforce and fluctuations in the price of our Class A common stock; the impact of competition on our market share, revenue, and profitability; the fact that we may experience fluctuating revenue, expenses, and profitability in the future; our substantial indebtedness, including but not limited to, our Credit Facilities and Convertible Debentures and 2026 Notes, and the corresponding cash debt service obligations and restrictive covenants; our ability to comply with financial covenants in our Credit Facilities and the risk of cross-default; the risk that our evaluation of strategic alternatives may not result in a transaction or other outcome that enhances stockholder value, and may be disruptive to our business operations; the risk that our pursuit of defense and aerospace opportunities could subject us to retaliatory actions by foreign governments; risks related to inventory, purchase commitments, and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the outcome of pending or future litigation and legal proceedings; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the "SEC") on March 12, 2026, and as updated in subsequent periodic filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue
Hardware	$75,953	$126,428	$148,103	$233,847
Subscription and services	28,981	26,215	55,896	53,104
Total revenue	104,934	152,643	203,999	286,951
Cost of revenue
Hardware	62,510	90,566	148,199	174,162
Subscription and services	10,761	7,414	19,831	14,977
Total cost of revenue	73,271	97,980	168,030	189,139
Gross profit	31,663	54,663	35,969	97,812

Operating expenses:
Research and development	29,646	30,503	58,081	60,060
Sales and marketing	29,016	25,275	52,234	48,533
General and administrative	11,983	12,892	21,881	29,834
Goodwill impairment	—	—	—	18,600
Total operating expenses	70,645	68,670	132,196	157,027
Operating loss	(38,982)	(14,007)	(96,227)	(59,215)
Other income (expense):
Interest expense	(6,442)	(1,436)	(10,560)	(2,233)
Other income (expense), net	(4,785)	330	(22,397)	1,278
Total other interest (expense), net	(11,227)	(1,106)	(32,957)	(955)
Loss before income taxes	(50,209)	(15,113)	(129,184)	(60,170)
Income tax expense	796	1,309	2,641	2,961
Net loss	$(51,005)	$(16,422)	$(131,825)	$(63,131)

Basic and diluted net loss per share	$(0.30)	$(0.10)	$(0.79)	$(0.40)

Shares used to compute basic and diluted net loss per share	171,234	157,843	167,243	157,144

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$27,265	$49,674
Accounts receivable, net	60,366	93,513
Inventory	86,745	78,431
Prepaid expenses and other current assets	54,690	30,951
Total current assets	229,066	252,569
Property and equipment, net	7,019	5,903
Operating lease right-of-use assets	9,220	11,138
Goodwill	133,751	133,751
Other long-term assets	19,400	24,622
Total assets	$398,456	$427,983

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$125,987	$97,012
Accrued expenses and other current liabilities	147,830	95,856
Short-term operating lease liabilities	7,547	12,069
Deferred revenue	50,876	52,636
Short-term debt	72,656	19,598
Total current liabilities	404,896	277,171
Long-term taxes payable	14,799	13,544
Long-term debt	—	44,322
Long-term operating lease liabilities	5,845	7,329
Other long-term liabilities	5,587	9,067
Total liabilities	431,127	351,433

Stockholders’ equity (deficit):
Common stock and additional paid-in capital	1,067,479	1,044,875
Treasury stock, at cost	(193,231)	(193,231)
Accumulated deficit	(906,919)	(775,094)
Total stockholders’ equity (deficit)	(32,671)	76,550
Total liabilities and stockholders’ equity (deficit)	$398,456	$427,983

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
Operating activities:
Net loss	$(51,005)	$(16,422)	$(131,825)	$(63,131)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,784	1,698	3,578	3,416
Non-cash operating lease cost	1,360	1,368	2,720	1,153
Stock-based compensation	4,056	5,116	7,054	10,486
Goodwill impairment	—	—	—	18,600
Deferred income taxes, net	8	(233)	581	(130)
Non-cash interest expense	3,837	—	5,682	—
Gain on sale of intellectual property	—	—	(1,200)	—
Loss on extinguishment of debt	—	—	8,870	—
Derivative expense	—	—	7,552	—
Change in fair value of derivative liabilities	4,789	—	10,441	—
Other	354	178	(2,117)	284
Net changes in operating assets and liabilities	24,633	17,047	41,262	(19,112)
Net cash provided by (used in) operating activities	(10,184)	8,752	(47,402)	(48,434)

Investing activities:
Purchases of property and equipment, net	(1,020)	(478)	(2,063)	(1,783)
Proceeds from the sale and license of intellectual property	600	—	1,200	—
Net cash used in investing activities	(420)	(478)	(863)	(1,783)

Financing activities:
Proceeds from issuance of common stock	—	—	303	374
Taxes paid related to net share settlement of equity awards	(1,314)	(121)	(1,743)	(624)
Proceeds from borrowings	—	—	30,250	25,000
Repayments of borrowings	(1,475)	(20,000)	(1,850)	(20,000)
Payment of debt issuance costs	—	—	(941)	—
Net cash provided by (used in) financing activities	(2,789)	(20,121)	26,019	4,750

Effect of exchange rate changes on cash and cash equivalents	(65)	784	(163)	1,227
Net change in cash and cash equivalents	(13,458)	(11,063)	(22,409)	(44,240)
Cash and cash equivalents at beginning of period	40,723	69,634	49,674	102,811
Cash and cash equivalents at end of period	$27,265	$58,571	$27,265	$58,571

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense (benefit), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect income tax expense (benefit), which may change cash available to us;
•adjusted EBITDA does not reflect interest income (expense), which may reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of non-GAAP net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;
•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on insurance proceeds because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;

•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on the revaluation of warrants because it is not reflective of ongoing operating results in the period, and hinders our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes gains (losses) related to derivative liabilities as they are not reflective of ongoing operating results in the period and hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes goodwill impairment charges as they do not reflect ongoing operating results in the period and hinders our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and can contribute to revenue generation;
•non-GAAP net income (loss) excludes a gain on the sale and/or license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;
•non-GAAP net income (loss) excludes non-cash interest expense as it is not related to our core operating performance or reflective of ongoing operating results in the period;
•non-GAAP net income (loss) includes income tax adjustments which reflect the current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2025 convertible senior notes and Convertible Debentures in periods of net income, as if converted at the beginning of the period; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
GAAP net loss	$(51,005)	$(16,422)	$(131,825)	$(63,131)
Stock-based compensation:
Cost of revenue	148	240	292	488
Research and development	1,859	2,681	3,419	5,501
Sales and marketing	760	935	1,335	1,817
General and administrative	1,289	1,260	2,008	2,680
Total stock-based compensation	4,056	5,116	7,054	10,486

Acquisition-related costs:
Research and development	469	469	938	938
General and administrative	1	—	2	3
Total acquisition-related costs	470	469	940	941

Restructuring and other costs:
Cost of revenue	72	(19)	57	(32)
Research and development	1,404	(611)	1,189	(20)
Sales and marketing	222	(64)	97	321
General and administrative	157	636	152	1,779
Total restructuring and other costs	1,855	(58)	1,495	2,048

Non-cash interest expense	3,837	—	5,682	—
(Gain) loss on insurance recovery	—	—	—	(424)
Loss on extinguishment of debt	—	—	8,870	—
(Gain) loss on revaluation of warrants	179	—	(2,571)	—
(Gain) loss related to derivative liabilities	4,789	—	17,993	—
(Gain) loss on sale and/or license of intellectual property	—	—	(1,200)	—
Goodwill impairment	—	—	—	18,600
Income tax adjustments	25	(1,062)	92	79
Non-GAAP net loss	$(35,794)	$(11,957)	$(93,470)	$(31,401)

GAAP and non-GAAP shares for diluted net loss per share	171,234	157,843	167,243	157,144

GAAP diluted net loss per share	$(0.30)	$(0.10)	$(0.79)	$(0.40)
Non-GAAP diluted net loss per share	$(0.21)	$(0.08)	$(0.56)	$(0.20)

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2026	2025	2026	2025
GAAP gross margin as a % of revenue	30.2%	35.8%	17.6%	34.1%
Stock-based compensation	0.1	0.2	0.1	0.1
Restructuring and other costs	0.1	—	0.1	—
Non-GAAP gross margin as a % of revenue	30.4%	36.0%	17.8%	34.2%

GAAP operating expenses	$70,645	$68,670	$132,196	$157,027
Stock-based compensation	(3,908)	(4,876)	(6,762)	(9,998)
Acquisition-related costs	(470)	(469)	(940)	(941)
Restructuring and other costs	(1,783)	39	(1,438)	(2,080)
Goodwill impairment	—	—	—	(18,600)
Non-GAAP operating expenses	$64,484	$63,364	$123,056	$125,408

GAAP operating loss	$(38,982)	$(14,007)	$(96,227)	$(59,215)
Stock-based compensation	4,056	5,116	7,054	10,486
Acquisition-related costs	470	469	940	941
Restructuring and other costs	1,855	(58)	1,495	2,048
Goodwill impairment	—	—	—	18,600
Non-GAAP operating loss	$(32,601)	$(8,480)	$(86,738)	$(27,140)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
GAAP net loss	$(51,005)	$(16,422)	$(131,825)	$(63,131)
Income tax expense	796	1,309	2,641	2,961
Interest expense, net	6,263	916	9,932	1,164
Depreciation and amortization	1,784	1,698	3,578	3,416
POP display amortization	1,786	1,751	3,555	3,483
Stock-based compensation	4,056	5,116	7,054	10,486
(Gain) loss on insurance recovery	—	—	—	(424)
Loss on extinguishment of debt	—	—	8,870	—
(Gain) loss on revaluation of warrants	179	—	(2,571)	—
(Gain) loss related to derivative liabilities	4,789	—	17,993	—
Goodwill impairment	—	—	—	18,600
Restructuring and other costs	1,855	(58)	1,495	2,048
Adjusted EBITDA	$(29,497)	$(5,690)	$(79,278)	$(21,397)

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Investor Contact
investor@gopro.com

Media Contact
pr@gopro.com